EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

                    This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of February 1, 2006 among Manatron, Inc., a Michigan corporation (the "Manatron"), and the undersigned shareholders (each a "Shareholder") of ASIX, Inc., a Washington corporation ("ASIX"). Manatron and Shareholder are sometimes individually referred to as a "Party" and collectively as the "Parties."

                    Pursuant to a Stock Purchase Agreement dated February 1, 2006, Manatron has agreed to acquire ASIX through a stock purchase (the "Transaction"). In the Transaction, Shareholder will receive, among other things, shares of Manatron common stock, no par value per share ("Manatron Common Stock"). Each such share of Manatron Common Stock will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), and shall be a "restricted security," as that term is defined in Securities and Exchange Commission ("SEC") Rule 144, promulgated under the Securities Act. As a condition to Shareholder's obligation to consummate the Transaction, the Parties are entering into this Agreement under which Shareholder will have certain registration rights with respect to the Manatron Common Stock acquired by Shareholder in connection with the Transaction.

                    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Parties agree as follows:

1.          REGISTRATION RIGHTS.

          1.1          Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          (a)          The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of that registration statement.

          (b)          "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, listing fees, printing expenses, escrow fees, fees and disbursements of counsel for Manatron and Shareholder, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any registration, but shall not include Selling Expenses.

          (c)          "Selling Expenses" shall mean all underwriting discounts, brokers' fees, selling commissions and stock transfer taxes applicable to the sale by Shareholder of Shares.

          (d)          "Shares" shall mean the shares of Manatron Common Stock issued to Shareholder in the Transaction.

          1.2          Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, whether or not completed, shall be borne solely by Manatron. All Selling Expenses relating to securities so registered shall be borne solely by Shareholder.

          1.3          Registration on Form S-3. As soon as reasonably practicable following the one-year anniversary of the Transaction, and upon the request of Shareholder, Manatron will prepare and file with the SEC a Form S-3 registration statement (or another form of registration statement acceptable with the

SEC, as Manatron deems appropriate) to effect the registration of the Shares and use all reasonable efforts to cause the registration statement to become effective as promptly as practical. In connection with such registration, Manatron will keep Shareholder advised in writing as to the initiation and completion of the registration. At its expense, Manatron will use its reasonable best efforts to:

          (a)          Keep the registration effective for a minimum period of one year or until Shareholder has completed the distribution described in the related registration statement, whichever first occurs; provided, however, that (i) the one-year period shall be extended for a period of time equal to the period Shareholder refrains from selling any securities included in the registration at the request of the representative of any participating underwriter or underwriters; and (ii) in the case of any registration of Shares which are intended to be offered on a continuous or delayed basis, the one-year period shall be extended, if necessary, to keep the registration statement effective until all of the Shares are sold, provided that the Securities Act permits an offering on a continuous or delayed basis;

          (b)          Prepare and file with the SEC the registration statement and related prospectus and all amendments and supplements to the registration statement and the prospectus that may be necessary to comply with the Securities Act with respect to the disposition of all securities covered by the registration statement;

          (c)          Furnish to Shareholder a conformed copy of the registration statement and each amendment and supplement (in each case including all exhibits), and such number of copies of the prospectus as Shareholder may reasonably request;

          (d)          Cooperate with Shareholder and underwriter, if any, to prepare and deliver certificates representing Shares to be sold and not bearing any restrictive legends when the registration statement is effective; and issue the Shares in the denominations and register them in the names as Shareholder or underwriters, if any, may request at least two business days before any sale of Shares; provided that Manatron shall have no such obligation with respect to fractional shares;

          (e)          Make available to Shareholder for inspection at Manatron's principal corporate office all financial and other records, pertinent corporate documents and properties of Manatron, and cause Manatron's officers, directors and employees to supply all information that Shareholder, Shareholder's representative, underwriter, attorney or accountant may reasonably request in connection with the registration; provided that such persons will use their best efforts to keep confidential any records, information or documents that Manatron designates in writing as confidential unless a court or administrative agency requires the disclosure of the records, information or documents, in which case Shareholder will provide Manatron with prompt notice thereof so that Manatron may seek a protective order or other appropriate remedy and/or waive compliance with this subsection of this Agreement.

          (f)          Notify Shareholder of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of Shareholder prepare and furnish to Shareholder that number of copies of a supplement to or an amendment of the prospectus reasonably requested by Shareholder so that, as thereafter delivered to the purchasers of the shares, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (g)          Cause all Shares registered pursuant to the registration statement to be listed on NASDAQ and on each other quotation system or securities exchange on which similar securities issued by Manatron are then listed.

          Notwithstanding the foregoing, Manatron may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, if Manatron determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is then being contemplated by Manatron or any of its affiliates or that such registration would (whether or not a final decision has been made to undertake such transaction) at the time the right to withhold efforts is exercised involve disclosure obligations that might not be in Manatron's best interest.

          1.4          Indemnification.

                    (a)          Manatron will indemnify, to the extent legally permitted, Shareholder, against all expenses, claims, adverse consequences, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) (collectively, the "Adverse Consequences") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any registration, qualification or compliance effected under Section 1, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Manatron of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any applicable foreign securities laws and blue sky and other state securities laws in connection with any registration, qualification or compliance, and will reimburse Shareholder for any legal and other similar expenses reasonably incurred in connection with investigating and defending or settling any Adverse Consequences; provided that Manatron will not be liable for any Adverse Consequences incurred by Shareholder to the extent that the untrue statement (or alleged untrue statements) or omission (or alleged omission) is made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Manatron by Shareholder specifically for use therein.

                    (b)          Shareholder will indemnify, to the extent legally permitted, Manatron against all Adverse Consequences arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Manatron for any legal and other similar expenses reasonably incurred in connection with investigating or defending any Adverse Consequences, in each case only to the extent that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Manatron by Shareholder specifically for use therein.

                    (c)          Each party entitled to indemnification under this section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give the foregoing notice shall not relieve the Indemnifying Party of its obligations under this section to the extent the failure is not materially prejudicial. If any claim, action, suit or proceeding is made or brought by any third party against an Indemnified Party with respect to which an Indemnifying Party may have liability under this section (a

"Third Party Claim"), the Indemnifying Party shall, at its own expense, be entitled to participate in and, to the extent that it shall wish, jointly and with any other Indemnifying Party, to assume the defense of the Third Party Claim, with independent counsel reasonably satisfactory to the Indemnified Party, provided that in assuming the defense of the Third Party Claim, the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be liable for any Adverse Consequences with respect to the Third Party Claim. If the Indemnifying Party elects to assume control of the defense, it shall conduct the defense in a manner reasonably satisfactory and effective to protect the Indemnified Party fully, it will keep the Indemnified Party fully advised as to the conduct of the defense, and no compromise or settlement shall be agreed or made without the Indemnified Party's prior written consent. In any case, the Indemnified Party shall have the right to employ its own counsel who may participate in the Third Party Claim, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of the Third Party Claim (iii) the Indemnifying Party shall not in fact have employed independent counsel reasonably satisfactory to the Indemnified Party to assume the defense of the Third Party Claim and shall have been so notified by the Indemnified Party, (iv) the Indemnified Party shall have reasonably concluded and notified the Indemnifying Party either that there may be specific defenses available to it which are different from or additional to those available to the Indemnifying Party or that the Third Party Claim could have a material adverse effect upon it beyond the financial resources of the Indemnifying Party or the scope of this Agreement, or (v) the Indemnifying Party fails to conduct the defense in a manner reasonably satisfactory to protect the Indemnified Party fully. If clause (ii), (iii), (iv) or (v) of the preceding sentence shall be applicable, then counsel for the Indemnified Party shall have the right to direct the defense of the Third Party Claim on behalf of the Indemnified Party and the reasonable fees and disbursements of that counsel shall constitute indemnifiable Adverse Consequences under this Agreement. The Indemnified Party and the Indemnifying Party, as the case may be, shall be kept fully informed of the Third Party Claim, whether or not the party is represented by its own counsel.

                    (d)          If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Adverse Consequences, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party under this Agreement, shall contribute to the amount paid or payable by the Indemnified Party as a result of the Adverse Consequences in a proportion that reflects not only the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in the Adverse Consequences, but the relevant benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. No party that is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) and would otherwise be an Indemnified Person under this Agreement shall be entitled to indemnification or contribution from a party who was not guilty of such fraudulent misrepresentation.

                    (e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement to which Manatron and Shareholder are jointly party, which agreement is entered into in connection with an underwritten public offering of Shares are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          1.5          Information by Shareholder. Shareholder shall furnish to Manatron any information regarding Shareholder and the distribution proposed by Shareholder that Manatron may reasonably request in writing and that shall be reasonably required in connection with the registration, qualification or compliance provided for in this Agreement.

          1.6          Limitations on Subsequent Registration Rights. Other than the registration rights granted to Shareholder under this Agreement, Shareholder has no registration rights with respect to the securities of Manatron.

          1.7          Transfer or Assignment of Registration Rights. The registration rights granted to Shareholder under this Agreement may not be transferred or assigned by Shareholder without Manatron's prior written consent, provided that Shareholder may transfer or assign the registration rights granted to Shareholder under this Agreement in connection with the transfer to an entity Shareholder directly or indirectly controls, or to any person for bona fide estate planning purposes.

          1.8          "Market Stand-Off" Agreement. If requested by Manatron or an underwriter of securities of Manatron, Shareholder shall not sell or otherwise transfer or dispose of any securities of Manatron (other than those included in the registration) during the 120 day period following the effective date of a registration statement of Manatron filed under the Securities Act. Manatron may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the 120-day period. Such 120-day period shall be extended for such period of time as Manatron in good faith deems necessary or appropriate to allow it comply with any securities laws or rules.

2.          REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SHAREHOLDER. Shareholder represents, acknowledges, warrants, and agrees that:

          2.1          Investment Intent. Shareholder is acquiring the Manatron Common Stock for his own account and not with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act. Shareholder understands that the issuance to Shareholder of the Manatron Common Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Shareholder's representations as expressed herein.

          2.2          Disclosure of Information. Shareholder believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the Manatron Common Stock. Shareholder has reviewed the quarterly, annual and other periodic reports of Manatron that have been filed with the SEC. Shareholder has been given the opportunity to obtain any information or documents relating to, and ask questions and receive answers about, Manatron, the Manatron Common Stock, and the business and prospects of Manatron that he deems necessary to evaluate the merits and risks related to his investment in such shares.

          2.3          Investment Experience; Economic Risk. Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of his investment in Manatron and has the capacity to protect his own interests. Shareholder is able to bear the economic risks of his investment in the Manatron Common Stock for and indefinite period of time, including the risks of a complete loss of Shareholder's investment in such securities.

          2.4          Restricted Securities. Shareholder understands that the Manatron Common Stock is characterized as "restricted securities" under the Securities Act because it is being acquired from

Manatron in a transaction not involving a public offering and that under the Securities Act, the Manatron Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. Shareholder acknowledges that the Manatron Common Stock must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or exemptions from such registration requirements are available. Each Buyer is aware that the provisions of Rule 144 promulgated under the Securities Act, which permit the limited resale of the shares purchased in a private placement, are subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Manatron, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

3.          COVENANTS OF MANATRON

          3.1          Availability of Information. With a view to making available to Shareholder the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit Shareholder to sell securities of the Company to the public without registration, Manatron agrees to maintain and keep available, adequate current public information within the meaning of Rule 144(c) of the Securities Act.

4.          MISCELLANEOUS.

          4.1          Governing Law. This Agreement shall in all respects be governed by, and interpreted and enforced in accordance with, the laws of the State of Michigan, as applied to agreements entered into and to be performed entirely within that state, without regard to conflicts of law principles. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court sitting in Kent County, Michigan, and each Party agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and each Party waives its right to a trial by jury. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against a Party if given properly pursuant to the United States Federal Rules of Civil Procedure or other applicable rules.

          4.2          Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors, assigns, heirs, executors and administrators.

          4.3          Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to its subject matter. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by each Party.

          4.4          Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to Shareholder, at the address or facsimile number that Shareholder or permitted assignee shall have furnished to Manatron in writing, or (b) if to Manatron, at the address or facsimile number that Manatron shall have furnished to Shareholder in writing. All notices and other written communications shall be effective three days after the date of mailing or on the date of facsimile transfer or personal delivery.

          4.5          Severability. If any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          4.6          Titles and Subtitles; Construction. The titles of the section, subsections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement. As used in this Agreement, the term "including" shall mean "including without limitation," unless specifically provided otherwise.

          4.7          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

* * *

                    The Parties have signed this Registration Rights Agreement effective as of the day and year first written above.

MANATRON, INC.

By:	/s/ Paul R. Sylvester
Paul R. Sylvester
President and Chief Executive Officer

/s/ Kurt J. Wager
Kurt J. Wager

/s/ Mark W. Chandler
Mark W. Chandler

/s/ Bryan T. Ogden
Bryan T. Ogden

/s/ John D. Walters
John D. Walters

/s/ J. Stephen Hendricks
J. Stephen Hendricks

/s/ D. James Stewart
D. James Stewart

/s/ Daniel J. Sullivan
Daniel J. Sullivan